UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2007

Senomyx, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50791	33-0843840
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4767 Nexus Centre Drive
San Diego, CA		92121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 646-8300

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 23, 2007, we entered into a Collaborative Research, Development, Commercialization and License Agreement with Solae, LLC for the discovery and exclusive worldwide commercialization of novel flavor ingredients for soy proteins.  Under the terms of the new collaboration, Solae has agreed to pay us research fees for up to three years.  In addition, we are eligible to receive milestone payments upon achievement of specific product discovery and development goals. The combined total of research funding and milestone payments could exceed $5.2 million if all milestones are met. Upon commercialization, we will receive royalty payments based on sales of products containing flavor ingredients developed under the agreement.

We intend to file the agreement with the Securities and Exchange Commission in the future and will seek confidential treatment for certain material terms of the amendment at such time.  The press release dated April 25, 2007 announcing our entry into the amendment and describing certain of its material terms is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release of Senomyx, Inc. dated April 25, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENOMYX, INC.

	By:	/s/ JOHN POYHONEN
John Poyhonen
Senior Vice President, Chief Financial and Business Officer

Date: April 25, 2007

INDEX TO EXHIBITS

99.1         Press release of Senomyx, Inc. dated April 25, 2007.